STOCK PURCHASE AGREEMENT

                          DATED AS OF DECEMBER 28, 2006

                                 BY AND BETWEEN

                       AMERICAN NETWORK INSURANCE COMPANY

                                       AND

                    SECURITY NATIONAL LIFE INSURANCE COMPANY











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                                        1

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated as of the 28th day of December, 2006 (the "Effective Date") is made and entered into by and between AMERICAN NETWORK INSURANCE COMPANY, a Pennsylvania corporation (referred to herein as "Purchaser'), and SECURITY NATIONAL LIFE INSURANCE COMPANY, a Utah corporation (referred to herein as "Seller"), the owner of all issued and outstanding  shares of  SOUTHERN  SECURITY  LIFE  INSURANCE  COMPANY  ("Southern
Security"), a Florida domestic insurance company. Capitalized terms not otherwise defined herein have the meanings set forth in Section 10.01.

     WHEREAS, Seller owns all issued and outstanding shares of the common stock (the "Shares") of Southern Security; and

     WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Shares on the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, Seller and Purchaser recognize that all of the assets of Southern Security have been or are in the process of being transferred to Seller, subject only to the retention of admitted assets equal to the capital and surplus of Southern Security and, as a result, Southern Security has no Assets and Properties other than its capital and surplus, part of which is being held in certain state insurance department trust accounts in the states of Alabama, Florida, Georgia, Indiana, Michigan and South Carolina (the "Capital and Surplus of Southern Security");

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                     PURCHASE AND SALE OF ASSETS AND CLOSING

     1.01 Purchase and Sale. At the Closing, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of the Shares on the terms and subject to the conditions set forth in this Agreement.

     1.02 Purchase Price. The aggregate purchase price for the Shares is $400,000 plus an amount equal to the Capital and Surplus of Southern Security as of December 31, 2006 plus all investment income and interest on the Capital and Surplus accruing between December 31, 2006 and the date of final distributions from escrow (the "Purchase Price"). At the Closing, Purchaser shall cause the approximate Purchase Price, as defined below (the "Approximate Purchase Price") to be wire transferred into a special interest bearing account of Purchaser's attorney to be held by said attorney as Escrow Agent pending the satisfaction of the condition subsequent described in Section 1.04. The Approximate Purchase Price is equal to $400,000 plus an amount equal to the Capital and Surplus of Southern Security as indicated in its September 30, 2006 Quarterly Statement. Upon satisfaction of said condition subsequent, the Escrow Agent shall wire transfer the Approximate Purchase Price being held in the escrow account to an account of Seller designated by Seller. All investment income and interest earned in the escrow account shall be transferred to Purchaser. Purchaser shall pay Seller the difference between the Approximate Purchase Price and the Purchase Price. In the event said condition subsequent is not satisfied on or before June 30, 2007, or on or before such later date as the Seller and Purchaser may mutually agree in writing, this Agreement shall be rescinded and the Escrow Agent shall wire transfer the Approximate Purchase Price and interest accrued thereon being held in the escrow account to an account of Purchaser designated by Purchaser. In the event of such rescission, the Purchaser shall return to Seller the Shares and all other documents received by it from Seller, and the parties shall execute such documents and perform such other acts as may be required to effectuate such rescission.

         1.03     Closing; and Closing Deliveries by Seller.

          (a) Closing. Subject to the terms and conditions hereof, the Closing will take place at the offices of Seller's attorney, or at such other place as Purchaser and Seller mutually agree, at 11:00 a.m., Eastern Standard Time on December 29, 2006, (the "Closing Date"). At the Closing, Seller shall: (a) assign, deliver and transfer to Purchaser, by properly executed assignments separate from certificates, good and valid title in and to the Shares free and clear of all Liens; (b) deliver to Seller the applicable certificates representing the Shares; and (c) deliver all other documents to be delivered under Articles VI and VII. All of the documents described in Section 1.03 (a), (b) and (c) shall be in form and content reasonably satisfactory to Purchaser and Purchaser's counsel.

          (b) Seller's Closing Deliveries. At the Closing, Seller shall deliver to Purchaser:

               (i) certificates representing all of the Shares, together with accompanying stock powers or instruments of assignment, duly endorsed for transfer;

               (ii) the resolutions of the Board of Directors of Seller authorizing the transactions contemplated by this Agreement, duly certified as of the Closing Date by its Secretary;

               (iii) a certificate executed by a duly authorized officer of Seller dated as of the Closing Date, to the effect that the conditions described in Article VI have been fully satisfied (the "Seller's Compliance Certificate");

               (iv) letters of resignation of the directors and officers of each of Southern Security effective as of the Closing;

               (v) incumbency certificates relating to each person executing any document to be executed and delivered to Purchaser pursuant to this Agreement;

               (viii) all minute books, corporate seals and corporate records of Southern Security;

               (ix) a true, accurate and complete list of investments owned by Southern Security on the Closing Date, including a description of any investment instructions relating to such investments, duly certified as of the Closing Date by the Treasurer of Southern Security and Seller;

               (x) such other documents and certificates, the delivery of which by Seller to Purchaser is required by this Agreement or that Purchaser deems reasonably necessary to consummate the transactions contemplated hereby.

               (xi) Capital and Surplus of Southern Security as of December 31, 2006, as cash or cash equivalent; provided that the parties recognize that the statutory deposits pertaining to the states of Alabama, Michigan and South Carolina are statutorily required to be in the form of bonds. Therefore, Seller shall place into escrow at Closing cash in an amount equal to the book value of these bonds. Upon the obtaining of the Governmental Approvals set forth in this Agreement, Purchaser shall immediately deposit with the states of South Carolina, Alabama and Michigan its own bonds and shall take all other steps necessary to have Seller's bonds released and returned to Seller and the cash deposited by Seller at Closing in the amount of the book value of the bonds remitted to Purchaser.

     (c) Purchaser's Closing Deliveries. At the Closing, Purchaser shall deliver to Seller:

               (i) the resolutions of the Board of Directors of Purchaser authorizing the transactions contemplated by this Agreement, duly certified as of the Closing Date by its Secretary;

               (ii) a certificate executed by a duly authorized officer of Purchaser dated as of the Closing Date, to the effect that the conditions described in Section 7.01 and Section 7.02 have been fully satisfied (the "Purchaser's Compliance Certificate");

               (iii) incumbency certificates relating to each person executing any document to be executed and delivered to Seller pursuant to this Agreement; and

               (iv) such other documents and certificates, the delivery of which by Purchaser to Seller is required by this Agreement or that Seller deems reasonably necessary to consummate the transactions contemplated hereby.

               (v) the  Purchase  Price to be placed in  escrow as  provided  in
          Section 1.02 of this Agreement.

     1.04 Governmental Approvals. The parties hereto recognize and acknowledge that the transactions as set forth in this Agreement are subject to the review, consent and approval of the State of Florida Office of Insurance Regulation ("OIR"), the State of Florida Department of Financial Services ("DFS") and the Pennsylvania Department of Insurance (together, the "Governmental Approvals"). Purchaser shall make all necessary filings and provide all information and documentations that may reasonably be required by the regulatory authorities; provided, however, that neither Southern Security nor Purchaser shall be obligated to incur any liabilities, material expenses, or obligations as a condition of such Governmental Approvals. The obtaining of such Governmental Approvals is a condition subsequent to the Closing of the transactions as set forth in this Agreement.

     1.05 Management Agreement. As of the Closing Date, Seller and Southern Security may enter into a management agreement with Purchaser to assist in operation of Southern Security until the Escrow Agent delivers the Purchase Price held in escrow to Seller as provided in Section 1.02 of this Agreement.

     1.06 Resignations. Seller shall cause each of the directors and officers of Southern Security to resign effective as of the Closing.

     1.07 Release of Claims. At the Closing, Seller shall furnish to Purchaser a complete release, in the form of Exhibit 1.08 (the "Release"), executed by a duly authorized officer of Seller, releasing on behalf of Seller and its Affiliates (other than Southern Security) any and all Claims that Seller or any of such Affiliates may have against Southern Security.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Seller hereby represents and warrants to Purchaser as follows and warrants that such representations and warranties will be true and correct at the
Closing:

     2.01 Status of Seller. Seller is a Utah corporation, duly incorporated and having active status under the laws of the State of Utah. Seller is the owner of all of the Shares free and clear of all Liens. Seller has full power and authority to execute and deliver this Agreement, to perform all obligations hereunder, and to consummate the transactions contemplated hereby, including without limitation to own, hold, sell, assign and transfer (pursuant to this Agreement) the Shares. This execution, delivery and performance by Seller of this Agreement have been duly authorized by all necessary corporate action by Seller's board of directors and shareholders. This Agreement constitutes the valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

     2.02 Existence and Qualification of Southern Security. Southern Security is a licensed Florida life and health insurance company with current authority to write in the State of Florida and 12 other states. Southern Security is also licensed in Michigan but would require additional capital to actively write new policies in Michigan. Southern Security is duly organized, validly existing and having active status under the laws of the State of Florida. Southern Security has full corporate power and authority to conduct its business as and to the extent now conducted, and to own, use and lease its Assets and Properties. Southern Security does not own any real property. Seller has furnished to Purchaser true and complete copies of the Articles of Incorporation and the Bylaws of Southern Security as amended.

     2.03 Capital Stock. The authorized capital stock of Southern Security consists of 3,000,000 shares of Common Stock, $1.00 par value, of which 2,105,235 shares have been issued to Seller. The Shares are duly authorized, validly issued, outstanding, fully paid and non-assessable. Seller owns all of the Shares, beneficially and of record, free and clear of all Liens and Options. The delivery of certificates at the Closing representing the Shares in the manner provided in Section 1.03 will transfer to Purchaser good and valid title to the Shares, free and clear of all Liens. There are no Options outstanding with respect to shares of capital stock of Southern Security or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of Southern Security.

     2.04  Subsidiaries.   There  are  no  Subsidiaries  of  Southern  Security.
           ------------

     2.05 No Conflicts.  Subject to the  Governmental  Approvals as set forth in
Section 1.04, the execution and delivery by Seller of this Agreement do not, and the performance by Seller of its obligations under this Agreement, and the consummation of the transactions contemplated hereby will not:

               (a) conflict with or result in a violation or breach of any provision of the Articles of Incorporation or Bylaws of Seller or Southern Security; or

               (b) result in a violation or breach of any Law or Order applicable to Seller or Southern Security or any of their respective Assets and Properties; or

               (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) with the exception of the Governmental Approvals, require Seller or Southern Security to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result of or under the terms of, or (iv) result in the creation or imposition of any Lien upon Seller or Southern Security or any of their respective Assets and Properties under, any Contract or License to which Seller or Southern Security is a party or by which any of their respective Assets and Properties is bound.

     2.06 Governmental Approvals and Filings. Except for the Governmental Approvals, no consent, approval or action of, filing with or notice to any other Governmental or Regulatory Authority on the part of Seller or Southern Security is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     2.07 Books and Records. The minute books and similar books and records of Southern Security contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of Southern Security. The books of account, minute books, stock record books, and other records of each of Southern Security, all of which have been made available to Purchaser, are complete, accurate and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of law. At the Closing, all of the books and records of Southern Security will be in its possession.

         2.08     Financial Condition.

          (a) Seller has previously delivered to Purchaser true, complete and correct copies of the statutory financial statements of Southern Security for the year ended December 31, 2005, in each case as filed with DFS and OIR, and will deliver to Purchaser true, complete and correct copies of each quarterly and/or annual statement for all calendar quarters ending thereafter and prior to the Closing Date on or before the third Business Day after such quarterly statement has been delivered to the DFS and OIR (all such statements, collectively, the "Statutory Statements" and individually, a "Statutory Statement"). The Statutory Statements (including the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) that have been delivered to Purchaser prior to the date of this Agreement have been prepared, and each of the Statutory Statements that will be delivered to Purchaser, will have been prepared, in accordance with Statutory Accounting Principles (except as may be reflected in the notes thereto and subject, with respect to the Statutory Statements that end on a date other than December 31, to the absence of notes required by Statutory Accounting Principles and to normal year-end adjustments), were in compliance with applicable Law when filed and present fairly the financial condition of Southern Security covered thereby as of the respective dates thereof and the results of operations, changes in capital and surplus and cash flow of Southern Security covered thereby for the respective periods then ended.

          (b) Seller has previously delivered to Purchaser true, complete and correct copies of the audited balance sheet of Southern Security for the year ended December 31, 2005, together with the statement of income and cash flow for the year then ended, and will deliver to Purchaser true, complete and correct copies of the unaudited balance sheets for Southern Security for each calendar quarter ending thereafter and prior to the Closing Date on or before the third Business Day after such quarterly statement has been prepared (all such statements, collectively, the "Financial Statements"). The Financial Statements that have been delivered to Purchaser prior to the date of this Agreement have been prepared, and each of the Financial Statements that will be delivered to Purchaser, will have been prepared, in accordance with generally accepted accounting principles consistently applied (except as may be reflected in the notes thereto), and present fairly the financial condition of Southern Security as of the respective dates thereof and the results of operations and cash flow for the respective periods then ended.

          (c) Except as described in Schedule 2.08(c), which shall be provided to Purchaser upon written request, Southern Security has no Liabilities except as set forth in the Statutory Statements and Financial Statements that have been delivered to Purchaser prior to the Effective Date and except for accounts payable and other current liabilities that arise in the ordinary course of business between the Effective Date and prior to the Closing Date consistent in charter and amounts with those set forth in the Statutory Statements and Financial Statements that have been delivered to the Purchaser prior to the Effective Date.

          (d) For the period ended December 31, 2006, Seller will prepare all requisite statutory filings, annual reports and audits on behalf of Southern Security and will present such filings, annual reports and audits to Purchaser in a timely fashion for submission to the DFS and OIR as may be required.

         2.09     Taxes.
                  -----

          (a) Seller and Southern Security have timely filed all federal, state and local, and foreign tax returns, declarations, statements, and reports required to be filed by it (including schedules and attachments thereto) (collectively, the "Returns"). All such Returns were correct and complete and have been prepared in compliance with all applicable Laws and regulations. Seller has delivered to Purchaser correct and complete copies of all Returns, examination reports, and statements of deficiencies assessed against or agreed to by Southern Security filed or received since December 31, 2001. Southern Security (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Seller and the only other members of which are the Affiliated Group Members) or (B) has any Liability for the Taxes of any Person (other than Southern Security) under Treasury Regulations ss. 1.1502-6 (or any similar provision of Tax law), as a transferee or successor, by contract, or otherwise.

          (b) All Taxes due and owing by Southern Security have been paid. Southern Security has adequately provided for, in their books of account and related records, liability for all unpaid Taxes.

          (c) Except as disclosed on Schedule 2.09 to this Agreement, which shall be provided to Purchaser upon written request, there is no audit or examination pending of the Tax liability of Southern Security.

          (d) Southern Security has not received from any Governmental or Regulatory Authority (including jurisdictions where such Southern Security has not filed Returns relating to Taxes) any (i) written notice indicating an intent to open an audit or other review with respect to Taxes for which Southern Security could be liable, (ii) request for information related to Tax matters, (iii) correspondence claiming or asserting that such
     Affiliated Group Member is or may be subject to taxation by that Governmental or Regulatory Authority, or (iv) notice of deficiency or proposed adjustment for any Tax for which Southern Security could be liable.

          (e) Except as disclosed on Schedule 2.09, which shall be provided to Purchaser upon written request, there is no unresolved claim by any Governmental or Regulatory Authority concerning the Tax liability of Southern Security for any period for which Returns relating to Taxes have been or were required to have been filed, including Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Southern Security.

          (f) Except as disclosed on Schedule 2.09, which shall be provided to Purchaser upon written request, Southern Security has not waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any Taxes.

          (g) Southern Security has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee or independent contractor and has properly characterized employees and independent contractors as such for Tax purposes. Southern Security has not filed a consent under Code ss. 341(f). Southern Security has not entered into or is bound by any agreement or arrangement that has resulted or could result in the payment of any "excess parachute payment" under Code ss. 280G or in the payment of any amount that will not be fully deductible under Code ss. 162(m). Southern Security will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any change in accounting method or intercompany transactions or excess loss account described in Treasury Regulations under Code ss. 1502.

          (h) Southern Security has not been a party to any tax sharing or tax allocation agreement. Southern Security is not subject to or has sought any private ruling from, or agreement with, a foreign, federal, state or local taxing authority.

          (i) Southern Security has not been a United States real property holding corporation within the meaning of Code ss. 897(c)(2) during the applicable period specified in Code ss. 897(c)(1)(A)(ii).

          (j) Southern Security has disclosed on its Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss. 6662.

          (k) Except as provided in Schedule 2.09, which shall be provided to Purchaser upon written request, Southern Security has not engaged in any "reportable transactions" within the definition of Treasury Regulation ss. 1.6011-4.

          (l) Seller shall assist Purchaser, if requested, in the preparation of any requisite tax filing required for the period between the Closing Date and December 31, 2006.

     2.10 Legal Proceedings. Except as described in Schedule 2.10 to this Agreement, which shall be provided to Purchaser upon written request:

          (a) there are no Actions or Proceedings pending or, to the knowledge of Sellers, threatened against, relating to or affecting Seller, Southern Security or any of their respective Assets and Properties; and

          (b) there are no Orders outstanding against the Seller or Southern Security.

     2.11 Compliance With Laws and Orders. Except as described in Schedule 2.11 to this Agreement, which shall be provided to Purchaser upon written request, to the best knowledge of Seller, Southern Security is not in violation of or in default under any Law or Order applicable to such Company or any of its Assets or Properties.

     2.12 Benefit Plans - ERISA: Employees.

          (a) Except as described in Schedule 2.12 to this Agreement, which shall be provided to Purchaser upon written request, Southern Security does not maintain, contribute to, sponsor or participate in, has ever maintained, contributed to, sponsored or participated in, and no past or present employee of Southern Security participates in or is benefited by, or has participated in or benefited by, any Benefit Plan covering any employee or former employee of the Company, and Southern Security has not taken any action to institute any such Benefit Plan. Except to the extent described in Schedule 2.12, Southern Security has no Liability with respect to any Benefit Plan. Southern Security is and has at all times been in compliance with all applicable laws, agreements, policies and obligations relating to employment, wages, hours and terms and conditions of employment.

          (b) There are no written or oral employment contracts between Southern Security and any of its employees.

     2.13 Real Property. Southern Security does not own any interest in any real property nor does it hold any leasehold interest, as a tenant, in any real property.

     2.14 Intellectual Property Rights. Except for rights to the name of Southern Security, which name the Seller shall retain, the Seller possesses no rights of any nature whatsoever to any Intellectual Property used in or useful to the business of Southern Security. The Intellectual Property used in the business of Southern Security is described in Schedule 2.14 to this Agreement, which shall be provided to Purchaser upon written request. None of such Intellectual Property infringes the rights of any third party and, to the knowledge of Seller and Southern Security, no other party is infringing the Intellectual Property of Southern Security. Southern Security has and has always had valid and fully paid licenses to use all software used by such Company and in the manner used by such Company. Purchaser agrees to discontinue the use of the name Southern Security Life Insurance Company for purposes of marketing, advertising or soliciting business immediately upon the Closing Date.

     2.15 Contracts. Except as described on Schedule 2.15 to this Agreement, which shall be provided to Purchaser upon written request, there are no Contracts currently in force between Southern Security or Seller and any other Person. All of the Contracts described in Schedule 2.15 are in full force and effect and enforceable by the applicable Company or Seller, as the case may be. Except as described on Schedule 2.15, neither Seller nor Southern Security is in breach of any such Contracts and there is no circumstance existing that with notice or the lapse of time is reasonably likely to result in a breach of any of such Contracts by Seller or Southern Security, and, to the knowledge of Seller and Southern Security, no other Person is in breach of any of such Contracts and there is no circumstance existing that with notice or the lapse of time is reasonably likely to result in a breach of any of such Contracts by such other Person. Any and all agent contracts, licenses or appointments with Southern Security will be terminated by the Seller on behalf of Southern Security prior to the Closing Date, or Seller will cause such contracts, licenses or appointments to terminate as of January 1, 2007.

     2.16 Licenses. Prior to the execution of this Agreement, Seller has delivered to Purchaser true and complete copies of all existing Licenses held by Southern Security. Each such License is in full force and effect and, except as described on Schedule 2.16 to this Agreement, which shall be provided to
Purchaser upon written request, there are no proceedings pending or, to the knowledge of Seller or Southern Security, threatened, that could result in the revocation, termination or suspension of any of such Licenses or any disciplinary action being taken with respect to any of such Licenses.

     2.17 Insurance. There are no insurance policies currently in effect other than the insurance policies, reinsurance policies or treaties and other policies described on Schedule 2.17 to this Agreement, which shall be provided to Purchaser upon written request, that insure the business, operations or employees of Southern Security or affects or relates to the ownership, use or operation of any of the Assets and Properties of Southern Security and that (i) have been issued to Southern Security or (ii) have been issued to any Person (other than Southern Security) for the benefit of Southern Security. All insurance policies are in full force and effect.

     2.18 Affiliate Transactions. As of the Closing Date, there will be no Indebtedness between Southern Security and Seller, or any officer, director or Affiliate of Seller (other than the Company), except (a) as clearly disclosed on the Statutory Statements or Financial Statements of Southern Security that have been delivered to the Purchaser prior to the Effective Date, (b) to the extent provided in Schedule 2.18, which shall be provided to Purchaser upon written request, neither Seller nor any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities to Southern Security, and (c) to the extent provided in Schedule 2.18, Southern Security does not provide or cause to be provided any assets, services or facilities to Seller or any such officer, director or Affiliate.

     2.19 Labor Relations. No employee of Southern Security is or ever has been a member of a collective bargaining unit that relates to Southern Security and, to the knowledge of Seller and Southern Security, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of Southern Security.

     2.20 Brokers. All negotiations relative to this agreement and the transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller except for Taplin & Associates (which is Seller's agent/broker and Seller's responsibility to compensate) and in such manner as to not give rise to any valid claims by any third party, for a finder's fee, brokerage commission or similar payment.

     2.21 Assets. Southern Security has no Assets and Properties other than its Capital and Surplus. Such assets are admitted assets for purposes of the Florida Insurance Code and are free of all Liens.

     2.22 Absence of Changes. Except to the extent provided in Schedule 2.22 to this Agreement, which shall be provided to Purchaser upon written request, since December 31, 2005, Southern Security has conducted its business only in the ordinary course of business (the "Ordinary Course of Business"), and there has not been any:

          (a) change in Southern Security's authorized or issued capital stock; grant of any Option or right to purchase shares of capital stock of any Company; issuance of any security convertible into such capital stock;
     grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

          (b) amendment to the articles of incorporation of bylaws of Southern Security;

          (c) payment or increase by Southern Security of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Company;

          (e) sale, lease, or other disposition of any asset or property of any Company or mortgage, pledge, or imposition of any Lien on any material asset or property of any Company;

          (h) cancellation or waiver of any claims or rights with a value to any Company in excess of $50,000;

          (i) material change in the accounting methods used by Southern Security; or

          (j) agreement, whether oral or written, by Southern Security to do any of the foregoing.

     2.23 Insurance Examinations. Upon written request by Purchaser, Seller shall deliver to Purchaser true, correct and complete copies of all financial and market conduct examination reports issued by any Governmental or Regulatory Authority since December 31, 2001 and any response letters from Seller or Southern Security regarding the deficiencies, if any, noted in such examination reports. All deficiencies noted in such examination reports have been resolved to the satisfaction of the Governmental or Regulatory Authority that issued the report. There are no pending or, to the knowledge of Southern Security and Seller, threatened examinations of Southern Security by any Governmental or Regulatory Authority, except for the investigation involving the college funding plan that is currently pending before the Market Conduct Division of the Florida Office of Insurance Regulation, Case No. 85796-06.

     2.24 Policy Reserves. Southern Security's insurance policy reserves and surplus with respect to policyholders have been determined in accordance with Statutory Accounting Principles and generally accepted actuarial assumptions, consistently applied at all times since December 31, 2003, and the underlying insurance policies. Except as provided in Schedule 2.24 to this Agreement, which shall be provided to Purchaser upon written request, such reserves and surplus are adequate and will be adequate at the Closing to cover all Liabilities under insurance policies issued by Southern Security prior to the Closing. All policies have been reinsured by Seller prior to the Closing and Seller will continue to make every best effort to effectuate the ultimate assumption of such policies after the Closing Date in as expeditious a fashion as possible.

     2.25 Independent Contractors. All Persons that have been classified or treated by Southern Security as independent contractors have been correctly treated as independent contractors under all Tax, employment and other Laws.

     2.26 Agents. Upon written request by Purchaser, Seller shall provide a list of all of the insurance agencies and insurance agents with which or with whom Southern Security has entered into any Contract and describes the terms of any Contract between Southern Security and such agency or agent. Seller shall also deliver to Purchaser true, correct and complete copies of such Contracts.

     2.27 Ratings. Schedule 2.27 to this Agreement, which shall be provided to Purchaser upon written request, contains a description of all of Southern Security's insurance ratings. Since December 31, 2005, none of such ratings has declined and no rating agency has announced that it will or may revoke, alter or reduce any of such ratings.

     2.28 Disclosure. No representation and warranty of Seller in this Agreement and no statement in any of the Schedules to Sections in this Article II omits to state a material fact necessary to make the statements in this Article II or in such Schedule, in light of the circumstances under which they were made, not misleading. There is no fact known to Seller or Southern Security that has specific application to Southern Security or Seller (other than general economic or industry conditions) and that materially adversely affects (or, as far as Seller or Southern Security can reasonably foresee, materially threatens), the assets, business, prospects, financial condition or results of operations of Southern Security that has not been disclosed in this Article II or the Schedules to Sections of this Article II.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Sellers as follows:

     3.01 Existence. Purchaser is a Pennsylvania corporation with full corporate power and authority to execute and deliver this Agreement, to perform all obligations hereunder and to consummate the transactions contemplated hereby.

     3.02 Authority. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

     3.03 No Conflicts. The execution and delivery by Purchaser of this Agreement does not, and the performance by Purchaser of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

          (a) subject to obtaining the required consents, approvals and actions, conflict with or result in a violation or breach of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

          (b) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) subject to the required approvals, consents and actions, require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its Assets or Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

     3.04 Governmental Approvals and Filings. Except for the Governmental Approvals, and except as provided in Schedule 3.04 to this Agreement, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     3.05  Brokers.  All  negotiations   relative  to  this  Agreement  and  the
transactions contemplated hereby have been carried out by Purchaser directly with Seller without the intervention of any Person on behalf of Purchaser, and in such manner as to not give rise to any valid claim by any Person against Purchaser for a finder's fee, brokerage commission or similar payment. Purchaser shall indemnify and hold Seller harmless for and against any claims or causes of action from the claim of any other third party engaged by Purchaser, seeking a brokerage commission, finder's fee or similar type payment as a result of its having been engaged by Purchaser.

                                   ARTICLE IV
                               COVENANTS OF SELLER

     Seller covenants and agrees with Purchaser that, at all times from and after the date hereof until the Closing, Seller will comply with all covenants and provisions of this Article IV, except to the extent Purchaser may otherwise consent in writing.

     4.01 Approvals. Seller will, or will cause Southern Security to, (a) provide such information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request, and (b) provide reasonable cooperation to Purchaser in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Purchaser to consummate the transactions contemplated hereby, including any approvals or consents of Landlord with respect to the Lease, Seller will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will promptly advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

     4.02 Investigation by Purchaser. Seller, if requested by Purchaser, will cause Southern Security to, (a) provide Purchaser and its counsel, accountants, financial advisors, consultants and other representatives with access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of Southern Security and to its Assets and Properties and Books and Records, but only to the extent that such access does not unreasonably interfere with the business and operations of Southern Security, and (b) furnish Purchaser and/or Purchaser's representatives with all such information and data (including without limitation copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of Southern Security as Purchaser and/or Purchaser's representatives reasonably may request in connection with such investigation, except to the extent that furnishing any such information or data would violate any Law, Order, Contract or License applicable to Sellers or the Company or by which Southern Security's Assets and Properties are bound.

     4.03 Conduct of Business. Prior to Closing, Seller will cause Southern Security to use commercially reasonable efforts to (a) preserve intact the present business organization and reputation of Southern Security, (b) maintain the Assets and Properties of Southern Security in good working order and condition, ordinary wear and tear excepted, (c) maintain the good will of key customers and suppliers of Southern Security, and (d) maintain all existing Licenses in good standing, (e) operate Southern Security in accordance with applicable laws, (f) operate Southern Security in their usual and customary manner, and (g) not take any of the actions described in any of the Subsections of Section 2.22.

     4.04 Additional Covenants Regarding Southern Security. Prior to the Closing, Seller shall:

          (a) cause Southern Security to maintain all of its insurance ratings;

          (b) not permit Southern Security to materially change any reserving, underwriting or actuarial practices or methods;

          (c) not permit Southern Security to materially change its reinsurance program;

          (d) not permit Southern Security to alter its investment policies or practices, restructure its investment portfolio or make any material modifications to its investments.

     4.05 Closing Surplus. Seller shall cause the Closing Surplus of Southern Security to be not less than the Surplus reflected on the balance sheet of the Quarterly Statutory Statement as of September 30, 2006 (the "Statutory Balance Sheet").

     4.06 Fulfillment of Conditions. Seller will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of Purchaser contained in this Agreement and will not, and will not permit Southern Security to, take or fail to take any action that could reasonably be expected to result in the non-fulfillment of any such condition.

     4.07 Tax Matters. Without the prior written consent of Purchaser, neither Seller nor Southern Security shall make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to Southern Security, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Southern Security, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax.

                                   ARTICLE V
                             COVENANTS OF PURCHASER

     Purchaser covenants and agrees with Seller that, at all times from and after the date hereof until the Closing, Purchaser will comply with all covenants and provisions of this Article V, except to the extent Seller may otherwise consent in writing.

     5.01 Approvals. Purchaser will: (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially  reasonable  efforts,  as promptly as practicable to obtain any and all required consents, approvals or actions of, to make all required filings with and to give all notices to Governmental or Regulatory Authorities, required of Purchaser to consummate the transactions contemplated hereby; (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request; and (c) provide reasonable cooperation to Seller or Southern Security in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Sellers or the Company to consummate the transactions contemplated hereby. Purchaser will provide prompt notification to Seller when any such consent, approval, action, filing or notice referred to in Section 5.01(a) has been obtained, taken, made or given, as applicable, and will advise Seller of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other person regarding any of the transactions contemplated by this Agreement.

     5.02 Fulfillment of Conditions. Purchaser will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of Seller contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the non-fulfillment of any such condition.

                                   ARTICLE VI
                     CONDITIONS TO OBLIGATIONS OF PURCHASER

     The obligations of Purchaser hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

     6.01 Representations and Warranties. The representations and warranties made by Seller in this Agreement shall be: (a) true and correct as of the Effective Date; and (b) true and correct in all material respects as of the Closing as though made as of the Closing without regard to any materiality qualifiers in the representations and warranties.

     6.02 Performance. Seller shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Seller at or before the Closing.

     6.03 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

     6.04 Regulatory Consents and Approvals.

          (a) No regulatory request or order for voluntary postponement of the Closing shall have been received by any party to this Agreement from any federal, state or local Governmental or Regulatory Authority, nor shall any action, suit or proceeding seeking to enjoin or restrain the Closing have been instituted or threatened by any federal, state or local Governmental or Regulatory Authority. No injunction, temporary restraining order or other administrative or judicial order shall have been issued enjoining or restraining the transaction in whole or in part.

          (b) All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and Seller to perform their obligations under this Agreement and to consummate the transactions contemplated hereby, including the filings required pursuant to Section 628.461, Florida Statutes, regarding the approval required by the OIR, shall have been duly obtained, made or given pursuant to the requirements of Florida law, and, unless waived by the Purchaser, shall be in full force and effect, and all terminations or expirations of any applicable waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

     6.05 Rights to Names. Seller shall retain all rights to the name of Southern Security as provided in Section 2.14 of the Agreement.

     6.06 Resignations. All of the directors and officers of each of Southern Security shall have resigned as such as of the Closing.

                                   ARTICLE VII
                       CONDITIONS TO OBLIGATIONS OF SELLER

     The obligations of Seller hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

     7.01 Representations and Warranties. The representations and warranties made by Purchaser in this Agreement shall be: (a) true and correct as of the Effective Date; and (b) true and correct in all material respects as of the Closing as though made as of the Closing without regard to any materiality qualifiers in the representations and warranties.

     7.02 Performance. Purchaser shall have performed and complied with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Purchaser at or before the Closing, including delivery of the Lease and Lease Estoppel.

     7.03 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

     7.04 Regulatory Consents and Approvals.

          (a) No regulatory request for or order of postponement of the Closing shall have been received by any party to this Agreement from any federal, state or local Governmental or Regulatory Authority, nor shall any action, suit or proceeding seeking to enjoin or restrain the Closing have been instituted or threatened by any federal, state or local Governmental or Regulatory Authority. No injunction, temporary restraining order or other administrative or judicial order shall have been issued enjoining or restraining the transactions contemplated hereunder in whole of in part.

          (b) All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Seller and Purchaser to perform their obligations under this Agreement and to consummate the transactions contemplated hereby, including the filings required pursuant to the provision of Section 628.461, Florida Statutes, shall have been duly obtained, made or given pursuant to the requirements of Florida law, and unless waived by Seller, shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

     7.05 The  Purchaser  shall have made the  payment  due  pursuant to section
1.02.

                                  ARTICLE VIII
                                   TERMINATION

     8.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

          (a) at any time before the Closing, by mutual written agreement of Seller and Purchaser; or

          (b) at any time before the Closing, by Seller, upon a Purchaser Default, which Purchaser Default cannot be cured within 20 days after written notice given by Seller to Purchaser. For the purposes of this
     Section  8.01(b),  any of  the  following  shall  constitute  a  "Purchaser
     Default" hereunder: (i) any representation or warranty made by the Purchaser under this Agreement shall be or become untrue or incorrect in any material respect (without regard to any materiality qualifiers in the representation or warranty); or (b) Purchaser shall breach or fail to perform or observe any covenant, term or agreement contained in this Agreement; or

          (c) at any time before the Closing, by Purchaser, upon Seller's default, which Default cannot be cured within 20 days after written notice given by Purchaser to Seller. For the purposes of this Section 8.01(c), any of the following shall constitute a "Seller Default" hereunder: (i) any representation or warranty made by the Seller under this Agreement shall be or become untrue or incorrect in any material respect (without regard to any materiality qualifiers in the representation or warranty); or (ii) Seller shall breach or fail to perform or observe any covenant, term or agreement contained in this Agreement; or

          (d) by Purchaser, by giving notice to Seller of termination, in the event that an Order has been issued by DFS with respect to the rehabilitation of Southern Security or an Order or similar action has been taken by DFS with respect to the receivership of Southern Security: or

          (e) at any time before the Closing, by Seller or Purchaser, by giving notice of termination to the other party, in the event any Order or Law becomes effective restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement; or

     8.02 Effect of  Termination.  If this  Agreement is terminated  pursuant to
Section 8.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Seller or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates) except that such termination shall not affect the liability of either party for any breach by it of any of its representations, warranties, covenants or agreements under this Agreement.

                                   ARTICLE IX
                                 INDEMNIFICATION

     9.01 Seller indemnifies Purchaser from any and all liability arising as a result of policies issued or sold prior to the Closing Date or other liability or obligation arising as a result of actions occurring prior to the Closing by the Seller, Southern Security or its affiliates. Such liabilities include, but are not limited to, policyholders, regulatory authorities, governmental authorities, and other persons by way of contract or obligation.

                                    ARTICLE X
                                   DEFINITIONS

     10.01 Definitions. As used in this Agreement, the following defined terms shall have the meanings indicated below:

     "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation.

     "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning more than fifty percent (50%) of the voting securities of a second Person shall be deemed to control that second Person.

     "Agreement" means this Stock Purchase Agreement.

     "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, and wherever situated), operated, owned or leased by such Person.

     "Benefit  Plan" means any  "employee  benefit  plan"  within the meaning of
Section 3(3) of ERISA, "welfare benefit plan" within the meaning of ERISA, and each other plan, arrangement or commitment, whether oral or written, formal or informal, relating to severance, sick pay, vacation, bonus, retirement, pension, profit sharing, option, deferred compensation, life, medical or dental insurance, to which Southern Security or any ERISA Affiliate of Southern Security has or may have any present or future obligation to contribute or other liability.

     "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of Southern Security, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

     "Business Day means a day other than Saturday, Sunday or any day on which banks located in the State of Florida are authorized or obligated to close.

     "Business or Condition of Southern Security" means the business, financial condition or results of operations of Southern Security.

     "Claims" means damages (including direct, indirect, consequential, special, punitive and/or exemplary damages), demands, claims, suits, actions, costs of investigation, causes of action, proceedings and assessments, losses, deficiencies, Liabilities, obligations, commitments, costs or expenses (including interest (including prejudgment interest in any litigated matter) penalties, court costs, and attorneys fees and expenses).

     "Closing"  means the closing of the  transactions  contemplated  by Section
1.03.

     "Closing Date" has the meaning ascribed to it in Section 1.03.

     "Closing Surplus" means the amount of Southern Security's surplus with respect to policyholders determined in accordance with Statutory Accounting Principles as of the Closing Date.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Common Stock" means the common stock of Southern Security.

     "Contract" means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" means any Person who is in the same controlled group of corporations or who is under common control with Seller or, before the Closing, Southern Security (within the meaning of Section 414 of the Code).

     "Governmental Approvals" has the meaning ascribed to it in Section 1.04.

     "Governmental or Regulatory Authority" means the OIR and DFS and any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or other country, or any state, county, city or other political subdivision.

     "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business and consistent with past practices), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

     "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, copyrights and copyright rights, and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

     "IRS" means the United States Internal Revenue Service.

     "Law" or "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States or other country, or any state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

     "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, possible, fixed or otherwise, or whether due or to become due).

     "Licenses"  means  all  licenses,   permits,   certificates  of  authority,
authorizations,   approvals,  registrations,  franchises  and  similar  consents granted or issued by any Governmental or Regulatory Authority.

     "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, restriction (as to ownership, possession, use, transfer or enjoyment), levy, charge or other encumbrance.

     "Loss" means any and al1 damages, fines, penalties, deficiencies, losses and expenses (including without limitation, interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment).

     "Option" with respect to any Person means any security, right, subscription, warrant, option, or other Contract that gives the right to purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person.

     "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     "Purchase Price" has the meaning ascribed to it in Section 1.02.

     "Purchaser" has the meaning ascribed to it in the forepart of this Agreement. "Purchaser Default" has the meaning ascribed to it in Section 8.01(b).

     "Seller" has the meaning ascribed to it in the forepart of this Agreement.

     "Seller Default" has the meaning ascribed to it in Section 8.01(c).

     "Shares" means the Shares and certificates evidencing the shares of capital stock of Southern Security.

     "Statutory Accounting Principles" means the statutory accounting principles, procedures and methods prescribed or permitted by the National Association of Insurance Commissioners as modified by the applicable statutes of the State of Florida and the regulations and rules of the Department, consistently applied.

     "Subsidiary" means any Person in which any Company, directly or indirectly through subsidiaries, intermediaries or otherwise, beneficially owns more than ten percent (10%) of either the equity interests in, or the voting control of, such Person.

     "Surplus" means the amount of Southern Security's surplus with respect to policyholders determined in accordance with Statutory Accounting Principles.

     "Tax Returns" means a report, return or other information required to be filed with or furnished to a governmental entity with respect to Taxes.

     "Taxes" means any federal, foreign, state, county, or local taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability.

                                   ARTICLE XI
                               GENERAL PROVISIONS

     11.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed by registered or certified mail, return receipt requested, to the parties at the following addresses or facsimile numbers:

                  If to Purchaser, to:

                           Mark Cloutier, Senior Vice President and
                                          Chief Financial Officer
                           American Network Insurance Company
                           3440 Lehigh Street
                           Allentown, Pennsylvania 18103

                  with copies to:

                           Michael Camilleri
                           Preferred Insurance Capital Consultants, LLC
                           55 NE 5th Avenue, Suite 502
                           Boca Raton, Florida 33432

                           Norman Taplin, Esq.
                           Taplin & Associates
                           1555 Palm Beach Lakes Boulevard, Suite 1510
                           West Palm Beach, Florida  33401

                  If to Seller, to:

                           Scott M. Quist, President
                           Security National Life Insurance Company
                           5300 South 360 West, Suite 250
                           Salt Lake City, Utah 84123

                  with a copy to:

                           Randall A. Mackey Esq.
                           Mackey Price Thompson & Ostler
                           57 West 100 South, Suite 350
                           Salt Lake City, Utah 84101

                  If to Southern Security, to:

                           Scott M. Quist, President
                           Southern Security Life Insurance Company
                           5300 South 360 West, Suite 250
                           Salt Lake City, Utah 84123

                  with a copy to:

                           Randall A. Mackey Esq.
                           Mackey Price Thompson & Ostler
                           57 West 100 South, Suite 350
                           Salt Lake City, Utah 84101

     All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, and (ii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     11.02 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     11.03 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses, including legal fees, incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby. Provided, however, that the legal fees incurred by both parties in the preparation of this Agreement will be shared equally by the Purchaser and Seller.

     11.04 Further Assurances Post-Closing Cooperation.

          (a) Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by Law, to fulfill its obligations under this Agreement.

          (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of Southern Security in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period of five (5) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

          (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Company not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party agrees to use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by either party in accordance with this paragraph shall be held confidential by such party, and shall survive the termination of this Agreement.

     11.05 Waiver. Any term, or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, provided, no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     11.06 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

     11.07 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

     11.08 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except that Purchaser may assign any or all of its rights, interests and obligation hereunder to a company Purchaser owns or controls, provided that any such company agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment shall relieve Purchaser or its assignees of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     11.09 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     11.10 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     11.11 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles that would result in the application of the laws of any other jurisdiction.

     11.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     11.13 Prevailing Party. In the event of any litigation between the parties the prevailing party shall be entitled to recover all of its reasonable attorney's fees and costs, through and including appellate litigation and in bankruptcy or receivership proceedings, as the case may be.

     11.14 Further Assurances. Following the Closing, at the request of Purchaser, Seller shall take all reasonable actions, and execute all further documents and instruments in order to allow Purchaser to fully realize its rights under this Agreement.

     This Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

         As to Seller:
                               SECURITY NATIONAL LIFE INSURANCE COMPANY


                               By: /s/ Scott M. Quist
                               Printed Name:  Scott M. Quist
                                              --------------
                               Its: President
                                    ---------

         As to Purchaser:
                               AMERICAN NETWORK INSURANCE COMPANY



                               By: /s/ Cameron B. Waite
                                       ----------------
                               Printed Name: Cameron B. Waite
                                             ----------------
                               Its: Exec. V.P., Strategic Operations
                                    --------------------------------

         As to Southern Security:

                               SOUTHERN SECURITY LIFE INSURANCE COMPANY


                               By: /s/ Scott M. Quist
                                       --------------
                              Printed Name: Scott M. Quist
                                            --------------
                              Its: President
                                   ---------